UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2024

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	TradingSymbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0000056	LEDS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2019, SemiLEDs Corporation (the “Company”) entered into a secured loan agreement with Trung Doan, its Chairman and Chief Executive Officer, with an aggregate amount of $1.7 million and an annual interest rate of 8% (the “Loan Agreement”). The Loan Agreement is secured by a second priority security interest on the Company’s headquarters building. The maturity date of the Loan Agreement was January 14, 2021. On January 16, 2021, the maturity date of the Loan Agreement was extended with same terms and interest rate for one year to January 15, 2022, and on January 14, 2022, the maturity date of the Loan Agreement was extended again with same terms and interest rate for one more year to January 15, 2023. On January 13, 2023, the maturity date of the Loan Agreement was further extended with same terms and interest rate for one year to January 15, 2024. On January 7, 2024, the Company amended the Loan Agreement to extend the maturity date to January 15, 2025. All other terms and conditions of the Loan Agreement remain the same.

On February 9, 2024, the Company and Trung Doan entered into the Fifth Amendment to the Loan Agreement (the “Amended Loan Agreement”). The Amended Loan Agreement, upon the mutual agreement of the Company and Trung Doan, permits the Company to repay any principal amount or accrued interest, in an amount not to exceed $800,000, by issuing shares of the Company’s common stock to Trung Doan as partial repayment of the Loan Agreement at a price per share equal to the closing price of the Company’s common stock immediately preceding the business day of the payment notice date.

On February 9, 2024, the Company delivered a payment notice indicating its intent to prepay $800,000 of loan principal by delivering 629,921 shares of the Company’s common stock to Mr. Doan, based on the closing price of $1.27 per share on February 8, 2024. The shares of common stock were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Amended Loan Agreement is a summary only and is qualified in its entirety by the full text of the Amended Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Loan Agreement dated February 9, 2024 between SemiLEDs Corporation and Trung Doan

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2024

SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer